UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report:

March 26, 2009

IdentiPHI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

13809 Research Blvd, Suite 275

Austin, Texas 78750

(Address of principal executive offices)

(512) 492-6220

(Registrant’s telephone number, including area code)

(Registrant’s former name and former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “IdentiPHI” refer to IdentiPHI, Inc., a Delaware corporation.

Item 1.01	Entry into a Material Definitive Agreement

As previously reported, IdentiPHI, Inc. filed a voluntary petition (the “Chapter 11 Petition”) on February 11, 2009, for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Western District of Texas, Austin Division (the “Court”).

In connection with the Chapter 11 Petition, the Court approved a Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) by and between IdentiPHI, Inc. and Passlogix, Inc. The DIP Credit Agreement provided for a revolving credit commitment of up to $500,000. As of March 30, 2009, the Company had borrowed $325,000 from the DIP Credit Agreement and does not expect to borrow any additional funds under this facility.

On March 2, 2009, the Court entered the Order Approving Procedures and Notice with Respect to Sale (the “Sales Procedures”), pursuant to Section 363 of Chapter 11 of the Bankruptcy Code.

On March 9, 2009, IdentiPHI entered into an Asset Purchase Agreement with Passlogix (the “Passlogix APA”) as part of a “stalking horse bid,” whereby Passlogix would pay the Company $1,300,000 in cash and credits from the DIP financing for all of its assets. In accordance with the terms of the Passlogix APA, Passlogix would not assume any of the Company’s liabilities except those related to any executory contracts selected by Passlogix.

On March 24, 2009, the Company received a qualifying overbid from Imprivata, Inc. that would pay the Company $1,550,000 in cash for all of its assets pursuant to an asset purchase agreement that the Company entered into with Imprivata under the same general terms and condition as the Passlogix APA (the “Imprivata APA”). Per the terms of the Sales Procedures, the qualified bid from Imprivata triggered an auction for the assets that was held on March 26, 2009. With a bid of $2,350,000 at the auction, Imprivata became the successful bidder, which was approved by the Court in a sale hearing following the auction. Passlogix elected to submit their last bid of $2,300,000 as the “back –up bid” in case Imprivata was unable or unwilling to close. On March 31, 2009, the Company and Imprivata closed on the Imprivata APA.

The Company intends to file a plan of liquidation with the Court, which is expected to include the distribution of the net proceeds from the asset sale and the dissolution of the Company. The $2.35 million in sale proceeds, after payment of Debtor In Possession financing and costs of the sale, will be significantly less than the approximately $5 million liabilities, so the Company’s common stock and other equity interests will receive no distribution on account of such interest. The net proceeds will be allocated to administrative claims, and secured and unsecured creditors.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 31, 2009, pursuant to the DIP financing budget and in connection with the close of the sale of the Company’s assets under the Imprivata APA, the employment of all Company employees was terminated, including, but not limited to, employment agreements for Christer Bergman, the Company’s Chief Executive Officer, Jeffrey Dick, Chief Financial Officer, Carter Marantette, Vice President, North American Sales, and Mark Norwalk, Chief Technology Officer.

On March 31, 2009, the Company received the resignations from all members of its board of directors, which includes Asa Hutchinson, Jacques Bouhet and Christer Bergman. Prior to resigning, the Company’s board of directors named Jeffrey Dick, the Company’s Chief Financial Officer and Debtor’s Representative, as the sole remaining director in order to assist the Company’s bankruptcy counsel with the plan of liquidation and dissolution of the Company, under a limited consultancy agreement subject to court approval.

Section 7.01 Regulation FD Disclosure

On March 20, 2008, the Company filed its unaudited monthly operating report for the period February 12, 2009 through February 28, 2009, with the Court, which is attached to this Current Report on Form 8-K as Exhibit 99-1.

The monthly operating reports are limited in scope, cover a limited time period and have been prepared solely for the purpose of complying with reporting requirements of the Court and the Bankruptcy Code, 11 U.S.C. §§ 101-1532. The financial information contained in the monthly operating reports are preliminary and unaudited and do not purport to show the Company’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, accruals and disclosure items. The Company cautions readers not to place undue reliance on the monthly operating reports. The monthly operating reports may be subject to revision. The monthly operating reports are in a format required by the Court and the Bankruptcy Code and should not be used for investment purposes. The information in the monthly operating reports should not be viewed as indicative of future results.

Limitation on Incorporation by Reference

The monthly operating reports are being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate the monthly operating reports or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

This Current Report on Form 8-K and the documents incorporated by reference into this Current Report, as well as other statements made by the Company may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company‘s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company‘s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability to file and implement a plan of liquidation with the Court in order to distribute the proceeds from the asset sale to Imprivata; and (ii) the conversion of this case from Chapter 11 to Chapter 7 of the Bankruptcy Code.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Monthly Operating Report for the period February 12, 2009 through February 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDENTIPHI, INC.

Dated: March 31, 2009	By:	/s/ Jeffrey T. Dick
Jeffrey T. Dick Chief Financial Officer

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